Exhibit 1.1

12,000,000 Shares

The Macerich Company

Common Stock

($.01 Par Value Per Share)

UNDERWRITING AGREEMENT

October 22, 2009

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

and

J.P. Morgan Securities Inc.

245 Park Avenue, 12th Floor

New York, New York 10167

Ladies and Gentlemen:

The Macerich Company, a Maryland corporation (the “Company”), proposes to sell to the several Underwriters listed on Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 12,000,000 shares (the “Firm Shares”) of the Company’s common stock, $.01 par value per share (the “Common Stock”).  The respective amounts of the Firm Shares to be so purchased by the Underwriters are set forth opposite their names in Schedule I hereto.  The Company also proposes to sell at the Underwriters’ option an aggregate of up to 1,800,000 additional shares of the Common Stock (the “Option Shares”), as set forth below.  The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.                                     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Underwriters as follows:

(a)                                  An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-155742) in respect of the Shares, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3.  Copies of such registration statement, including any amendments thereto, the Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to rule 424(b) under the Act, and including the documents incorporated in the Base Prospectus by reference (a “Preliminary Prospectus”), and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been delivered by the Company to you.  Such registration statement, together with any registration statement filed by the Company pursuant to Rules 413(b) and 462(f) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.  “Prospectus” means the Base Prospectus and form of prospectus relating to the Shares first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act and in accordance with Section 4(a) hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Shares by the Underwriters.

(b)                                 As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use

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therein, it being understood and agreed that the only such information is that described in Section 12 herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:15 a.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any Prospectus Supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule III to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c)                                  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  Each of the Company’s subsidiaries that would be required to be listed on Exhibit 21 to Item 601 of Regulation S-K in connection with a Form 10-K filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and of which the Company or another subsidiary owns 50% or more of the capital stock or the other equity interests (collectively, the “Subsidiaries”), as listed in Exhibit A hereto, has been duly organized and is validly existing as a corporation, general partnership, limited partnership, trust or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, with corporate, partnership, trust or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except as would not, individually or in the aggregate, have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.  The Company and each of the Subsidiaries are duly registered and qualified to transact business in all jurisdictions in which the conduct of their business requires such registration or qualification, except where the failure so to register or qualify does not, individually or in the aggregate, have a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.  The outstanding shares of capital stock of each of the Subsidiaries other than Subsidiaries organized as a limited liability company or a partnership that are owned by the Company or another Subsidiary have been duly authorized and validly issued, are fully paid and

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non-assessable and are free and clear of all liens, encumbrances, equities and claims, except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, have a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.  The outstanding interests of each of the Subsidiaries that are organized as a limited liability company or a partnership and that are owned by the Company or another Subsidiary have been duly authorized and are free and clear of all liens, encumbrances, equities and claims, except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have, individually or in the aggregate, a material adverse effect on the results of operations, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.

(d)                                 All of the joint ventures in which the Company or any Subsidiary owns an interest of greater than five percent and that are currently conducting business (collectively, the “Joint Ventures”) are listed on Exhibit B hereto.  The Company’s (or Subsidiary’s, as the case may be) ownership interest in such Joint Venture is as set forth on Exhibit B.  To the knowledge of the Company, each of the Joint Ventures possesses such certificates, authorizations or permits issued by the appropriate states, federal or foreign regulatory agencies or bodies necessary to conduct the business now being conducted by it, as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to the knowledge of the Company, none of the Joint Ventures has received written notice of any proceedings relating to the revocation or modification of any such certificate, authority or permit which singly or in the aggregate, if the subject of an unfavorable ruling or decision, would have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.

(e)                                  The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  The Shares to be issued and sold by the Company have been duly authorized by the Company and, when issued and delivered against payment therefor as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those (i) which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or (ii) which would not adversely affect the transactions contemplated by this Agreement or the market price of the Common Stock.

(f)                                    The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct.  All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.  Except, in each case, as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities of the Company convertible into, exchangeable for or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights

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of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock.  The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation.

(g)                                 The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations.  The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed, or will conform, in all material respects to the requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder.  The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 herein.

(h)                                 Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives to the contrary, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified.

(i)                                     The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Act.

(j)                                     (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act

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(whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act and (iv) at the date hereof, the Company is a “well known seasoned issuer” as defined in Rule 405 under the Act.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(k)                                  (i)  At the earliest time after the filing the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and (ii) as of the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(l)                                     The consolidated financial statements of (i) the Company and the Subsidiaries and (ii) Pacific Premier Retail Trust and its consolidated subsidiaries (clauses (i) and (ii), together, the “Company Entities”) together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position and the results of operations and cash flows of the respective Company Entities, at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein.  The summary financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the respective Company Entities.

(m)                               Deloitte & Touche LLP, who has certified certain of the financial statements set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent public accountant as required by the Act and the Rules and Regulations.

(n)                                 There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise that is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus, which have not been so described as required.

(o)                                 (i)  The Company, the Subsidiaries or the Joint Ventures, as applicable, have good and marketable title to all of the real property (including the properties listed as wholly owned by the Company or its affiliates on Exhibit C hereto) (collectively, the “Properties”) and assets reflected in the financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) hereinabove described, subject to no lien, mortgage,

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pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) or which are not material in amount; (ii) the Company occupies its leased properties under valid and binding leases conforming in all material respects, to the extent such leases are described therein, to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus; (iii) neither the Company nor any tenant of any of the Properties is in default under any of the leases pursuant to which any Property is leased (and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults as would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole; (iv) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no person has an option to purchase all or part of any Property or any interest therein other than (A) rights with respect to certain Properties owned by the Joint Ventures in favor of the partners to such Joint Ventures pursuant to the agreements governing the Joint Ventures, or (B) options which, if exercised, would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; (v) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties) and with all agreements between the Company and third parties relating to the ownership or use of any Property by the Company, except if and to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for such failures to comply that would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole; (vi) there is in effect for the assets of the Company and the Properties insurance coverage that is commercially reasonable and that is consistent with the types and amounts of insurance typically maintained by prudent owners of similar assets; and (vii) the Company does not have any knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will, individually or in the aggregate, in any material respect affect the size of, use of, improvements on, construction on or access to the Properties, except for such proceedings or actions that would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

(p)                                 The Company, the Subsidiaries or the Joint Ventures have current title insurance policies in reasonable amounts in effect on each of the Properties, except where the failure to have such title insurance would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole.

(q)                                 The Company and the Subsidiaries have filed all Federal, state and foreign tax returns which have been required to be filed by them and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file or default in payment would

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not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or other), of the Company and the Subsidiaries, taken as a whole.

(r)                                    Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case, excluding any amendment or supplement thereto after the Applicable Time), there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company, the Subsidiaries and the Joint Ventures, taken as a whole; there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt of the Company or any of the Subsidiaries or Joint Ventures, other than as a result of borrowings made by the Company under its credit facilities; and there has not been any material transaction entered into by the Company, the Subsidiaries or the Joint Ventures, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus.  The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

(s)                                  Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under (i) its charter, certificate or articles of incorporation or by-laws, or other organizational documents, (ii) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, or (iii) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, in the case of clauses (ii) and (iii), which violation or default would have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.  The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement, including, without limitation, the issuance and sale of the Shares, and the fulfillment of the terms of this Agreement, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the charter, certificate or articles of incorporation or by-laws of the Company or any Subsidiary or any law, rule, regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.

(t)                                    The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

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(u)                                 Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement has been obtained or made and is in full force and effect, except for (i) such additional steps as may be required by the Commission or the Financial Industry Regulatory Authority (the “FINRA”) and (ii) such actions as shall be necessary to qualify the Shares under state securities or Blue Sky laws.

(v)                                 The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses, as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the omission to hold such licenses, certificates and permits would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or otherwise) of the Company and of the Subsidiaries, taken as a whole; the Company and the Subsidiaries each own or possess in the United States the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their business in all material respects; none of the Company or the Subsidiaries have received written notice of any claim of infringement upon, misappropriation of or conflict with any Intellectual Property of any other person or entity, except where such claim of infringement, misappropriation or conflict would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole.

(w)                               Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940 (as amended, the “1940 Act”), and the rules and regulations of the Commission thereunder.

(x)                                   The Company is organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its method of operation enables it to meet the requirements for taxation as a REIT under the Code.

(y)                                 The Company and each of its Subsidiaries (i) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded

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accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (ii) maintains a system of “disclosure controls and procedures” (as such term is defined in Rule 13a-14(c) under the Exchange Act).  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any (i) failure on its part to maintain effective disclosure controls and procedures and internal control over financial reporting, each as defined in Rule 13a-15 under the Exchange Act, (ii) material weakness (as described in Auditing Standard No. 2 promulgated by the Public Company Accounting Oversight Board) in the Company’s internal control over financial reporting (whether or not remediated) or (iii) change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.  The Company is in compliance with Section 402 of the Sarbanes-Oxley Act of 2002 (the “SOX Act”), as it relates to loans, in all material respects and has made all certifications required to be made pursuant to Section 302 and Section 906 of the SOX Act.

(z)                                   Except as otherwise contained in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not authorized or conducted, and does not have knowledge of, the generation, transportation, storage, presence, use, treatment, disposal, release or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls (“PCBs”), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any Environmental Law (collectively, “Hazardous Materials”), on, in, under or affecting any real property leased or owned or by any means controlled by the Company, including the Properties (the “Real Property”), or to the knowledge of the Company, any real property formerly leased or owned or by any means controlled by the Company, in violation of any Environmental Laws (as defined below) or which may require remedial or other response actions under Environmental Laws, except where such matters would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole; to the knowledge of the Company, the Real Property and the Company’s operations are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, “Environmental Laws”), except where such non-compliance would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole, and the Company has, and is in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws, except where the failure to have or comply with such license, permit, registration or authorization would not have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not received any written notice from any governmental entity or any third party and, to the knowledge of the Company, there is no pending

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or threatened claim, litigation or any administrative agency proceeding that:  alleges a violation of any Environmental Laws by the Company; alleges that the Company is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) arising under the Environmental Laws or common law principles, except for such claims, litigation or proceedings as would not be expected to have, individually or in the aggregate, a material adverse effect on the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole.

(aa)                            There are no contracts or other instruments which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been so described as required.

(bb)                          The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(cc)                            Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action intended to cause or result in, or which has constituted or which might reasonably be expect to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(dd)                          Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee)                            The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(ff)                                None of the Company, any of the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Joint Venture or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(gg)                          No Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary.

(hh)                          As of the Applicable Time, the Information 8-K (as defined below), did not, and as of the Closing Date and as of the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The “Information 8-K” means the Company’s Current Report on Form 8-K filed with the Commission on October 21, 2009, including the press release attached thereto as Exhibit 99.1 announcing updated earnings guidance.

2.                                     PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.

(a)  On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $27.84 per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, subject to adjustments in accordance with Section 8 hereto.

(b)  Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company against delivery of certificates therefor to the accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  The parties acknowledge and agree that the Shares shall be delivered and maintained in book-entry only form.  The Shares shall be registered in such names and in such denominations as you shall request in writing not less than two full business days prior to the Closing Date.  (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)  The Company shall not be obligated

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to deliver any of the Firm Shares unless and until payment has been received in respect of all of the Firm Shares.

(c)  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase the Option Shares at the price per share set forth in the first paragraph of this Section 2.  The option granted hereby may be exercised in whole or in part, from time to time, by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option and the time and date at which such Option Shares are to be delivered.  The time and date at which such Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares.  The Underwriters may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds through the facilities of The Depository Trust Company, New York, New York drawn to the order of the Company.

3.                                     OFFERING BY THE UNDERWRITERS.

It is understood that the Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so.  The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus.  The Underwriters may from time to time thereafter change the public offering price and other selling terms.  To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them on the foregoing terms.

4.                                     COVENANTS OF THE COMPANY.

The Company covenants and agrees with the Underwriters that:

(a)  The Company will (A) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act a Prospectus in a form approved by the Underwriters containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Underwriters shall not previously have been advised and furnished with a copy or to which the

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Underwriters shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b)  The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Underwriters approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Underwriters shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule III hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 163, 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c)  The Company will advise the Representatives promptly (A) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall have become effective, or any supplement to the Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act.  The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(d)   If at any time when Shares remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form reasonably satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has

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otherwise become ineligible.  References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.

(e)  The Company agrees to pay the required filing fees to the Commission relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(f)  The Company will qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriters may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or take any other action that would subject it to service of process in suits in any jurisdiction where it is not now so qualified or required to file such a consent.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Shares.

(g)  The Company will deliver to the Underwriters, from time to time, as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Underwriters may reasonably request.  The Company will deliver to the Underwriters during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriters may reasonably request.  The Company will deliver to the Underwriters at or before the Closing Date, as many copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Underwriters may reasonably request.

(h)  The Company will comply with the Act and the Rules and Regulations, and the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.  If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will notify the Representatives and either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

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(i)  If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will notify the Representatives and either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(j)  The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Act and Rule 158 under the Act.

(k)  Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(l)  The Company will not, directly or indirectly, without the prior written consent of the Representatives, for a period of 90 days after the date of this Agreement:  (i) offer, pledge, sell, contract to sell, sell any option, or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any similar securities or any security convertible or exercisable or exchangeable for Common Stock (including, without limitations, any security that may be deemed to be beneficially owned by such persons or entities in accordance with the rules and regulations of the Commission and securities that may be issued upon exercise of a stock option or warrant); (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any similar securities or any security convertible or exercisable or exchangeable for Common Stock; (iii) file with the Commission a registration statement under the Act relating to any additional Common Stock or securities convertible into, or exchangeable for, any Common Stock; or (iv) publicly disclose the intention to effect any transaction described in any preceding clauses (i) through (iii); in the case of each of the preceding clauses (i) through (iv), whether any such transaction is to be settled by delivery of Common Stock or such other securities, cash, or otherwise.

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The immediately preceding paragraph does not apply to (i) the issuance and sale of the Shares in the Offering; (ii) the issuance of shares of Common Stock upon the exchange, conversion or redemption of convertible debentures, preferred stock or rights of the Company outstanding on the date of this Agreement; (iii) the issuance of shares of Common Stock upon exchange, conversion or redemption of partnership interests of The Macerich Partnership, L.P. and MACWH, L.P. outstanding on the date of this Agreement; (iv) the grant by the Company of employee or director stock options to purchase Common Stock, or grants of restricted or performance awards, long-term incentive plan units, stock appreciation rights or stock units pursuant to any of the Company’s employee or director stock option or similar plans as in effect on the date of this Agreement; (v) the issuance of shares of Common Stock upon the exercise of stock options outstanding on the date of this Agreement or issued after the date of this Agreement pursuant to any of the Company’s employee or director stock option or similar plans as in effect on the date of this Agreement; (vi) the issuance of shares of Common Stock or other securities in connection with a merger, acquisition, joint venture or similar transaction involving the Company or the registration of such securities; (vii) the filing of any registration statement or prospectus supplement in respect of (A) any Common Stock issuable in connection with any prior or future distribution declared by Macerich Partnership L.P. on its outstanding common units of limited partnership interest and long term incentive plan units of limited partnership in Macerich Partnership L.P. that, subject to conditions specified by the Company, may be payable partially in cash and partially in Common Stock at the election of the holders thereof, (B) any Common Stock issuable upon redemption of outstanding partnership interests of Macerich Partnership, L.P. or MACWH, L.P. , or (C) the resale of Common Stock issuable upon the exercise of warrants in favor of certain beneficial owners of GI Partners for an aggregate of 1,250,000 shares of Common Stock or the resale of Common Stock issuable upon the exercise of warrants in favor of Heitman M-rich Investors LLC to purchase 935,358  shares of Common Stock, or (viii) the filing of any registration statement with respect to Common Stock or other securities pursuant to the Company’s employee or director stock option or similar plans as in effect on the date of this Agreement.

(m)  The Company will use its best efforts to have the Shares authorized for listing, subject to notice of issuance, on the New York Stock Exchange.

(n)  The Company has caused each individual listed on Exhibit D to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Representatives, with respect to such person’s agreement not to undertake certain actions with respect to the sale of Common Stock, subject to certain exceptions, except with the prior written consent of Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. (“Lockup Agreements”).

(o)  The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, General Disclosure Package and the Prospectus.

(p)  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

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(q)  The Company will use its best efforts to meet the requirements to continue to qualify as a REIT under the Code, unless the Company’s Board of Directors determines by resolution that it is in the best interests of the Company’s stockholders not to so qualify.

(r)  The Company will not take, directly or indirectly, any action intended to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(s)  Prior to the Closing Date, the Company shall not, and shall not permit any of the Subsidiaries to, amend, supplement, waive or otherwise modify the charter, certificate or articles of partnership or formation, partnership or limited liability company agreement or other organizational documents of, or any agreement or contract among the partners, members or shareholders of or other holders of an interest in, any Subsidiary that has elected to be taxed as a REIT.

5.                                     COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:  (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, any Preliminary Prospectuses, any Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the New York Stock Exchange supplemental listing application and any supplements or amendments to any of the foregoing; (iv) the filing fees of the Commission; (v) the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the FINRA of the terms of the sale of the Shares; (vi) any listing fee of the New York Stock Exchange; (vii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(b); (viii) the cost of preparing (including printing), issuing and delivering to the Underwriters the Shares; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares; and (x) the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws and the cost of printing or producing any Blue Sky or legal investment memoranda in connection with the offer and sale of the Shares.  The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under FINRA regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Underwriters pursuant to Section 10 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the Underwriters for reasonable out-of-pocket expenses,

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including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.                                     CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)  The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424(b) (without reliance on Rule 424(b)(8)), 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriters and complied with to their reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, (i) the opinions of O’Melveny & Myers LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representatives, in substantially the forms attached hereto as Exhibit E-1 and Exhibit E-2, and (ii) the opinion of Richard A. Bayer, Chief Legal Officer for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representatives, in substantially the form attached hereto as Exhibit E-3.

(c)  The Representatives shall have received from (i) Venable LLP, Maryland counsel for the Company, an opinion dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representatives, in form and substance satisfactory to counsel for the Underwriters, in substantially the form attached hereto as Exhibit F, (ii) The Cavanagh Law Firm, P.A., Arizona counsel for the Company, an opinion dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representatives, in form and substance satisfactory to counsel for the Underwriters, in substantially the form attached hereto as Exhibit G, and (iii) Richards, Layton & Finger, P.A., Delaware counsel for the Company, an opinion dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representatives, in form and

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substance satisfactory to counsel for the Underwriters, in substantially the form attached hereto as Exhibit H.

(d)  The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.  In rendering such opinion Skadden, Arps, Slate, Meagher & Flom LLP shall have received and may rely on such certificates and other documents and information as they may reasonably require to pass upon the matters set forth in such opinion. In addition, the Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, a negative assurance letter containing a statement to the effect that no facts have come to such counsel’s attention that have caused such counsel to believe that (i) the Registration Statement, at the time of effectiveness of the Registration Statement for purposes of Section 11 of the Act, as such section applies to the Underwriters, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ attestation report thereon, or the statements contained in the exhibits to the Registration Statement), or (ii) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any view as to the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, the report of management’s assessment of the effectiveness of internal controls over financial reporting or the auditors’ attestation report thereon, or the statements contained in the exhibits to the Registration Statement).  With respect to such statement, Skadden, Arps, Slate, Meagher & Flom LLP may state that their belief is based upon the procedures set forth in such letter, but is without independent check and verification.

(e)  The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, from Deloitte & Touche LLP, confirming that such firm is an independent public accountant within the meaning of the Act and the applicable published Rules and Regulations thereunder and containing such statements and information as are ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in a registration statement filed under the Act.

(f)  The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive

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Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i)                                     The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(ii)                                  The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be;

(iii)                               Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case, excluding any amendment or supplement thereto after the Applicable Time), there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business;

(iv)                              No stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission; and

(v)                                 All filings required to have been made pursuant to Rules 424(b), 430A, 430B or 430C under the Act have been made as and when required by such rules.

(g)  The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(h)  The Firm Shares and Option Shares, if any, have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

(i)  The Lockup Agreements described in Section 4(n) are in full force and effect.

(j)  The Company shall have made the capital contribution to The Macerich Partnership, L.P.of the proceeds of this offering in accordance with Section 3.3 of the Amended and Restated Limited Partnership Agreement of The Macerich Partnership, L.P., as amended as of the date hereof.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters.

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If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters under this Agreement may be terminated by the Underwriters by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7.                                     INDEMNIFICATION.

(a) The Company agrees:

(1)                                  to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Information 8-K, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, the Information 8-K, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 herein; and

(2) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding.  In the event that it is finally judicially

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determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)  Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 herein.  This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 7(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 7(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a), (b) or (c).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the

23

defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and counsel to the indemnifying party has reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel in a state or other jurisdiction where such separate law firm does not have an office) for all such indemnified parties.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)  To the extent the indemnification provided for in this Section 7 is otherwise applicable by its terms but is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be

24

determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.                                     DEFAULT BY UNDERWRITERS.

(a)                                  If, on the Closing Date, or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriter(s) shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other

25

proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.

(b)                                 If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the Firm Shares which it or they have agreed to purchase hereunder on such date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Company for the purchase of the Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of the Company, except to the extent provided in Sections 5 and 7 hereof.  If arrangements satisfactory to the Company for the purchase of the Firm Shares are made within 36 hours after such default, the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any in the Registration Statement, the General Disclosure Package and the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Any action taken under this Section 8 shall not relieve any defaulting Underwriters from liability in respect of any default of such Underwriters under this Agreement.

9.                                     NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the Underwriters, c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Equity Capital Markets Syndicate Desk, Facsimile: (212) 797-9344, with a copy to Attention: General Counsel, Facsimile: (212) 797-4561, and c/o J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Facsimile:  (212) 622-8358, with a copy to J.P. Morgan Securities Inc., 245 Park Avenue, 12th Floor, New York, New York 10167, Attention:  Robert C. Vincent, III, Esq., Facsimile:  (646) 534-6397; and if to the Company, to The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, Attention:  Chief Executive Officer, Facsimile:  (310) 395-2791, with a copy to O’Melveny & Myers LLP, 610 Newport Center Drive, 17th Floor, Newport Beach, California 92660, Attention:  Gary Singer, Esq., Facsimile:  (949) 823-6994.

10.                               TERMINATION.

This Agreement may be terminated by the Representatives by notice to the Company

(a)  at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case, excluding any amendment or supplement thereto after the Applicable Time), any material adverse change or any development involving a prospective material adverse change in or affecting the results of operations, net worth, business, properties, or condition (financial or other) of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national

26

or international calamity or crisis or change in economic or political conditions, if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the declaration of a banking moratorium by United States or New York State authorities; (v) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act); or (vi) the suspension of trading of the Company’s Common Stock by the New York Stock Exchange, the Commission, or any other governmental authority.

(b)                             as provided in Sections 6 and 8 of this Agreement.

11.                               SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

12.                               INFORMATION PROVIDED BY UNDERWRITERS.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter through the Representatives to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the sixth and tenth paragraphs under the caption “Underwriting” in the Prospectus.

13.                               MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Shares under this Agreement.

The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the Offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, no Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with

27

its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

[signature page follows]

28

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

THE MACERICH COMPANY

By:	/s/ Richard A. Bayer
	Name:	Richard A. Bayer
	Title:	Senior Executive Vice President,
Chief Legal Officer and Secretary

The foregoing Underwriting Agreement
is hereby confirmed and accepted, for itself
and on behalf of the several Underwriters
listed on Schedule I hereto, as of the date
first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Simon Leopold
Authorized Officer

By:	/s/ Jeremy Fox
Authorized Officer

J.P. MORGAN SECURITIES INC.

By:	/s/ Eddie Allegaert
Authorized Officer

29

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased
Deutsche Bank Securities Inc.	3,900,000
J.P. Morgan Securities Inc.	3,900,000
Wells Fargo Securities, LLC	2,400,000
Barclays Capital Inc.	300,000
ING Financial Markets LLC	300,000
KeyBanc Capital Markets Inc.	300,000
Piper Jaffray & Co.	300,000
PNC Capital Markets LLC	300,000
RBC Capital Markets Corporation	300,000
Total	12,000,000

SCHEDULE II

THE MACERICH COMPANY (NYSE: MAC)

Shares of Common Stock:  12,000,000 shares (plus 1,800,000 share over-allotment option)

Primary Offering by: Company

Price to Public: $29.00 per share

Joint Bookrunners:  Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc.

Co-Managers: Barclays Capital Inc., ING Financial Markets LLC, KeyBanc Capital Markets Inc., Piper Jaffray & Co., PNC Capital Markets LLC, RBC Capital Markets Corporation and Wells Fargo Securities, LLC

Affiliates of each of the Co-Managers, other than Piper Jaffray & Co. and RBC Capital Markets Corporation, are lenders under the revolving line of credit and therefore will receive their pro rata share of the net proceeds from this offering through the repayment of the commitments they have extended under the revolving line of credit, which in the case of ING Financial Markets LLC and Wells Fargo Securities, LLC, may be at least 5% of the total net offering proceeds, not including underwriting compensation.

Approximate Net Proceeds to Company (before expenses): $334,080,000

SCHEDULE III

None.

EXHIBIT A

LIST OF SUBSIDIARIES

3105 WILSHIRE INVESTMENTS LLC, a Delaware limited liability company

BILTMORE SHOPPING CENTER PARTNERS LLC, an Arizona limited liability company

BROAD RAFAEL ASSOCIATES (LIMITED PARTNERSHIP), a Pennsylvania limited partnership

BROAD RAFAEL PROPERTIES CORP., a Delaware corporation

CAMELBACK COLONNADE ASSOCIATES LIMITED PARTNERSHIP, an Arizona limited partnership

CAMELBACK COLONNADE PARTNERS, an Arizona general partnership

CAMELBACK COLONNADE SPE LLC, a Delaware limited liability company

CAMELBACK SHOPPING CENTER LIMITED PARTNERSHIP, an Arizona limited partnership

CHANDLER FESTIVAL SPE LLC, a Delaware limited liability company

CHANDLER GATEWAY PARTNERS, LLC, an Arizona limited liability company

CHANDLER GATEWAY SPE LLC, a Delaware limited liability company

CHANDLER VILLAGE CENTER, LLC, an Arizona limited liability company

CORTE MADERA VILLAGE, LLC, a Delaware limited liability company

DANBURY MALL ASSOCIATES, LIMITED PARTNERSHIP, a Connecticut limited partnership

DANBURY MALL, LLC, a Delaware limited liability company

DANBURY MALL SPC, INC., a Delaware corporation

DB HOLDINGS LLC, a Delaware limited liability company

DEPTFORD MALL ASSOCIATES L.L.C., a New Jersey limited liability company

DESERT SKY MALL LLC, a Delaware limited liability company

DMA INVESTORS L.P., a Delaware limited partnership

EAST FLAGSTAFF PLAZA ASSOCIATES, an Arizona general partnership

EAST MESA LAND, L.L.C., a Delaware limited liability company

FAIR I, LLC, a Delaware limited liability company

FAIR I SPC, INC., a Delaware corporation

FAIR II, LLC, a Delaware limited liability company

FAIR II SPC, INC., a Delaware corporation

FFC-PANORAMA, LLC, a Delaware limited liability company

FLAGSTAFF MALL ASSOCIATES LIMITED PARTNERSHIP, an Arizona limited partnership

FLAGSTAFF MALL SPE LLC, a Delaware limited liability company

FLATIRON ACQUISITION LLC, a Delaware limited liability company

FREE RACE MALL REST., L.P., a New Jersey limited partnership

FREEHOLD I, LLC, a Delaware limited liability company

FREEHOLD I SPC, INC., a Delaware corporation

FREEHOLD II, LLC, a Delaware limited liability company

FREEHOLD II SPC, INC., a Delaware corporation

FREEHOLD CHANDLER HOLDINGS LP, a Delaware limited partnership

FREEHOLD CHANDLER TRUST LLC, a Delaware limited liability company

FREEMALL ASSOCIATES, LLC, a Delaware limited liability company

FREEMALL ASSOCIATES, L.P., a New Jersey limited partnership

FRM ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership

FRMR B LLC, a Delaware limited liability company

FRMR, INC., a New Jersey corporation

GRANITE MALL GP, LLC, a Delaware limited liability company

GREAT NORTHERN HOLDINGS, LLC, a Delaware limited liability company

GREAT NORTHERN SPE, LLC, a Delaware limited liability company

HUDSON PROPERTIES, L.P., a Delaware limited partnership

HUDWIL I, LLC, a Delaware limited liability company

HUDWIL I SPC, INC., a Delaware corporation

HUDWIL IV, LLC, a Delaware limited liability company

HUDWIL IV SPC, INC., a Delaware corporation

IMI WALLEYE LLC, a Delaware limited liability company

INA AND LA CHOLLA ASSOCIATES, an Arizona general partnership

KIERLAND COMMONS INVESTMENT LLC, a Delaware limited liability company

KITSAPARTY, a Washington non-profit corporation

KTL INVESTMENT LLC, a Delaware limited liability company

LA SANDIA SANTA MONICA LLC, a Delaware limited liability company

LEE WEST, LLC, an Arizona limited liability company

LEE WEST II, LLC, a Delaware limited liability company

MACDAN CORP., a Delaware corporation

MACDB CORP., a Delaware corporation

MAC E-COMMERCE, LLC, a Delaware limited liability company

MACERICH ARROWHEAD HOLDINGS LLC, a Delaware limited liability company

MACERICH BAYSHORE HOLDINGS LLC, a Delaware limited liability company

MACERICH BILTMORE CI, LLC, a Delaware limited liability company

MACERICH BILTMORE MM, LLC, a Delaware limited liability company

MACERICH BILTMORE OPI, LLC, a Delaware limited liability company

MACERICH BRICKYARD HOLDINGS LLC, a Delaware limited liability company

MACERICH BRISTOL ASSOCIATES, a California general partnership

MACERICH BUENAVENTURA GP CORP., a Delaware corporation

MACERICH BUENAVENTURA LIMITED PARTNERSHIP, a California limited partnership

MACERICH CARMEL GP CORP., a Delaware corporation

MACERICH CARMEL LIMITED PARTNERSHIP, a California limited partnership

MACERICH CENTERPOINT HOLDINGS LLC, a Delaware limited liability company

MACERICH CERRITOS, LLC, a Delaware limited liability company

MACERICH CERRITOS ADJACENT, LLC, a Delaware limited liability company

MACERICH CERRITOS HOLDINGS LLC, a Delaware limited liability company

MACERICH CERRITOS MALL CORP., a Delaware corporation

MACERICH CHULA VISTA HOLDINGS LLC, a Delaware limited liability company

MACERICH CITADEL GP CORP., a Delaware corporation

MACERICH CITADEL LIMITED PARTNERSHIP, a California limited partnership

MACERICH CM VILLAGE GP CORP., a Delaware corporation

MACERICH CM VILLAGE LIMITED PARTNERSHIP, a California limited partnership

MACERICH COTTONWOOD HOLDINGS LLC, a Delaware limited liability company

MACERICH CROSS COUNTY SECURITY LLC, a Delaware limited liability company

MACERICH CROSSROADS PLAZA HOLDINGS LLC, a Delaware limited liability company

MACERICH CROSSROADS SPE LLC, a Delaware limited liability company

MACERICH DANBURY ADJACENT LLC, a Delaware limited liability company

MACERICH DEPTFORD II LLC, a Delaware limited liability company

MACERICH DEPTFORD GP CORP., a Delaware corporation

MACERICH DEPTFORD LIMITED PARTNERSHIP, a California limited partnership

MACERICH DEPTFORD LLC, a Delaware limited liability company

MACERICH DESERT SKY MALL HOLDINGS LLC, a Delaware limited liability company

MACERICH EAST DEVELOPMENT LLC, a Delaware limited liability company

MACERICH EQ GP CORP., a Delaware corporation

MACERICH EQ LIMITED PARTNERSHIP, a California limited partnership

MACERICH FALLBROOK HOLDINGS LLC, a Delaware limited liability company

MACERICH FARGO ASSOCIATES, a California general partnership

MACERICH FIESTA MALL ADJACENT LLC, a Delaware limited liability company

MACERICH FIESTA MALL LLC, a Delaware limited liability company

MACERICH FM SPE LLC, a Delaware limited liability company

MACERICH FREEHOLD CHANDLER GP LLC, a Delaware limited liability company

MACERICH FRESNO GP CORP., a Delaware corporation

MACERICH FRESNO LIMITED PARTNERSHIP, a California limited partnership

MACERICH GALLERIA AT SUNSET HOLDINGS LLC, a Delaware limited liability company

MACERICH GOODYEAR CENTERPOINT HOLDINGS LLC, a Delaware limited liability company

MACERICH GREAT FALLS GP CORP., a Delaware corporation

MACERICH GREELEY ASSOCIATES, a California general partnership

MACERICH GREELEY ASSOCIATES, LLC, a Delaware limited liability company

MACERICH GREELEY DEF LLC, a Delaware limited liability company

MACERICH GREELEY MM CORP., a Delaware corporation

MACERICH HILTON VILLAGE GP LLC, a Delaware limited liability company

MACERICH HILTON VILLAGE LLC, a Delaware limited liability company

MACERICH HOLDINGS LLC, a Delaware limited liability company

MACERICH HUNTINGTON OAKS HOLDINGS LLC, a Delaware limited liability company

MACERICH INLAND LLC, a Delaware limited liability company

MACERICH JANSS MARKETPLACE HOLDINGS LLC, a Delaware limited liability company

MACERICH JESS RANCH HOLDINGS LLC, a Delaware limited liability company

MACERICH LA CUMBRE LLC, a Delaware limited liability company

MACERICH LA CUMBRE SPE LLC, a Delaware limited liability company

MACERICH LAKEWOOD HOLDINGS LLC, a Delaware limited liability company

MACERICH LAKEWOOD, LLC, a Delaware limited liability company

MACERICH LUBBOCK GP CORP., a Delaware corporation

MACERICH LUBBOCK HOLDINGS LLC, a Delaware limited liability company

MACERICH LUBBOCK LIMITED PARTNERSHIP, a California limited partnership

MACERICH MALL DEL NORTE HOLDINGS LLC, a Delaware limited liability company

MACERICH MANAGEMENT COMPANY, a California corporation

MACERICH MANHATTAN GP CORP., a Delaware corporation

MACERICH MANHATTAN LIMITED PARTNERSHIP, a California limited partnership

MACERICH MARYSVILLE HOLDINGS LLC, a Delaware limited liability company

MACERICH MERCHANTWIRED, LLC, a Delaware limited liability company

MACERICH MESA MALL HOLDINGS LLC, a Delaware limited liability company

MACERICH MIDLAND HOLDINGS LLC, a Delaware limited liability company

MACERICH MILPITAS HOLDINGS LLC, a Delaware limited liability company

MACERICH MONTEBELLO HOLDINGS LLC, a Delaware limited liability company

MACERICH NEWGATE HOLDINGS LLC, a Delaware limited liability company

MACERICH NORTH BRIDGE LLC, a Delaware limited liability company

MACERICH NORTHGATE GP I LLC, a Delaware limited liability company

MACERICH NORTHGATE GP II LLC, a Delaware limited liability company

MACERICH NORTHGATE HOLDINGS LLC, a Delaware limited liability company

MACERICH NORTHWESTERN ASSOCIATES, a California general partnership

MACERICH NP LLC, a Delaware limited liability company

MACERICH OAKS LLC, a Delaware limited liability company

MACERICH OAKS ADJACENT LLC, a Delaware limited liability company

MACERICH OAKS MEZZANINE LLC, a Delaware limited liability company

MACERICH OKLAHOMA GP CORP., a Delaware corporation

MACERICH OKLAHOMA LIMITED PARTNERSHIP, a California limited partnership

MACERICH OKLAHOMA WARDS PARCEL LLC, a Delaware limited liability company

MACERICH ONE SCOTTSDALE LLC, a Delaware limited liability company

MACERICH OXNARD, LLC, a Delaware limited liability company

MACERICH PANORAMA SPE LLC, a Delaware limited liability company

MACERICH PLAZA 580 HOLDINGS LLC, a Delaware limited liability company

MACERICH PPR CORP., a Maryland corporation

MACERICH PROPERTY EQ GP CORP., a Delaware corporation

MACERICH PROPERTY MANAGEMENT COMPANY, LLC, a Delaware limited liability company

MACERICH PVIC ADJACENT LLC, an Arizona limited liability company

MACERICH QUEENS ADJACENT GUARANTOR GP CORP., a Delaware corporation

MACERICH QUEENS GP CORP., a Delaware corporation

MACERICH QUEENS THEATRE LLC, a Delaware limited liability company

MACERICH RIDGMAR LLC, a Delaware limited liability company

MACERICH RIMROCK GP CORP., a Delaware corporation

MACERICH RIMROCK LIMITED PARTNERSHIP, a California limited partnership

MACERICH SALISBURY B LLC, a Delaware limited liability company

MACERICH SALISBURY GL LLC, a Delaware limited liability company

MACERICH SANTA FE PLACE HOLDINGS LLC, a Delaware limited liability company

MACERICH SANTA MONICA ADJACENT LLC, a Delaware limited liability company

MACERICH SANTA MONICA LLC, a Delaware limited liability company

MACERICH SANTA MONICA PLACE CORP., a Delaware corporation

MACERICH SASSAFRAS GP CORP., a Delaware corporation

MACERICH SASSAFRAS LIMITED PARTNERSHIP, a California limited partnership

MACERICH SCG GP CORP., a Delaware corporation

MACERICH SCG GP LLC, a Delaware limited liability company

MACERICH SCG LIMITED PARTNERSHIP, a California limited partnership

MACERICH SOUTH BAY GALLERIA HOLDINGS LLC, a Delaware limited liability company

MACERICH SOUTHLAND HOLDINGS LLC, a Delaware limited liability company

MACERICH SOUTH TOWNE GP CORP., a Delaware corporation

MACERICH SOUTH TOWNE HOLDINGS LLC, a Delaware limited liability company

MACERICH SOUTH TOWNE LIMITED PARTNERSHIP, a California limited partnership

MACERICH ST MARKETPLACE GP CORP., a Delaware corporation

MACERICH ST MARKETPLACE LIMITED PARTNERSHIP, a California limited partnership

MACERICH STONEWOOD CORP., a Delaware corporation

MACERICH STONEWOOD HOLDINGS LLC, a Delaware limited liability company

MACERICH STONEWOOD, LLC, a Delaware limited liability company

MACERICH SUNLAND PARK HOLDINGS LLC, a Delaware limited liability company

MACERICH TRUST LLC, a Delaware limited liability company

MACERICH TUCSON HOLDINGS LLC, a Delaware limited liability company

MACERICH TWC II CORP., a Delaware corporation

MACERICH TWC II LLC, a Delaware limited liability company

MACERICH TWENTY NINTH STREET LLC, a Delaware limited liability company

MACERICH TYSONS LLC, a Delaware limited liability company

MACERICH VALLE VISTA HOLDINGS LLC, a Delaware limited liability company

MACERICH VALLEY FAIR HOLDINGS LLC, a Delaware limited liability company

MACERICH VALLEY RIVER CENTER LLC, a Delaware limited liability company

MACERICH VALLEY VIEW ADJACENT GP CORP., a Delaware corporation

MACERICH VALLEY VIEW ADJACENT LIMITED PARTNERSHIP, a California limited partnership

MACERICH VALLEY VIEW GP CORP., a Delaware corporation

MACERICH VALLEY VIEW LIMITED PARTNERSHIP, a California limited partnership

MACERICH VICTOR VALLEY HOLDINGS LLC, a Delaware limited liability company

MACERICH VICTOR VALLEY LLC, a Delaware limited liability company

MACERICH VILLAGE SQUARE II HOLDINGS LLC, a Delaware limited liability company

MACERICH VINTAGE FAIRE GP CORP., a Delaware corporation

MACERICH VINTAGE FAIRE LIMITED PARTNERSHIP, a California limited partnership

MACERICH VV SPE LLC, a Delaware limited liability company

MACERICH WALLEYE LLC, a Delaware limited liability company

MACERICH WASHINGTON SQUARE PETALUMA HOLDINGS LLC, a Delaware limited liability company

MACERICH WESTBAR LLC, a Delaware limited liability company

MACERICH WESTCOR MANAGEMENT LLC, a Delaware limited liability company

MACERICH WESTSIDE GP CORP., a Delaware corporation

MACERICH WESTSIDE LIMITED PARTNERSHIP, a California limited partnership

MACERICH WESTSIDE PAVILION PROPERTY LLC, a Delaware limited liability company

MACERICH WHITTWOOD HOLDINGS LLC, a Delaware limited liability company

MACERICH WRLP CORP., a Delaware corporation

MACERICH WRLP LLC, a Delaware limited liability company

MACERICH WRLP II CORP., a Delaware corporation

MACERICH WRLP II L.P., a Delaware limited partnership

MACERICH YUMA HOLDINGS LLC, a Delaware limited liability company

MACERICH ZINFANDEL HOLDINGS LLC, a Delaware limited liability company

MACJ, LLC, a Delaware limited liability company

MACW FREEHOLD, LLC, a Delaware limited liability company

MACW MALL MANAGEMENT, INC., a New York corporation

MACW MIDWEST, LLC, a Delaware limited liability company

MACW PROPERTY MANAGEMENT, LLC, a New York limited liability company

MACW TYSONS, LLC, a Delaware limited liability company

MACWH, LP, a Delaware limited partnership

MACWPII LLC, a Delaware limited liability company

MAIB, LLC, a Delaware limited liability company

MIDCOR ASSOCIATES V, LLC, an Arizona limited liability company

MONTEBELLO PLAZA ASSOCIATES, an Arizona general partnership

MVRC HOLDING LLC, a Delaware limited liability company

MW INVESTMENT LLC, a Delaware limited liability company

NEW LAKE LLC, a Delaware limited liability company

NORTH BRIDGE CHICAGO LLC, a Delaware limited liability company

NORTHGATE MALL ASSOCIATES, a California general partnership

NORTHPARK LAND PARTNERS, LP, a Delaware limited partnership

NORTHPARK PARTNERS, LP, a Delaware limited partnership

NORTHRIDGE FASHION CENTER LLC, a California limited liability company

NORTH VALLEY PLAZA ASSOCIATES, a California general partnership

ONE SCOTTSDALE INVESTORS LLC, a Delaware limited liability company

PACIFIC PREMIER RETAIL TRUST, a Maryland real estate investment trust

PALISENE REGIONAL MALL LLC, an Arizona limited liability company

PANORAMA CITY ASSOCIATES, a California general partnership

PARADISE VALLEY MALL SPE LLC, a Delaware limited liability company

PARADISE WEST PARCEL 4, LLC, an Arizona limited liability company

PARADISE WEST RSC LLC, an Arizona limited liability company

PPR CASCADE LLC, a Delaware limited liability company

PPR CREEKSIDE CROSSING LLC, a Delaware limited liability company

PPR CROSS COURT LLC, a Delaware limited liability company

PPR KITSAP MALL LLC, a Delaware limited liability company

PPR KITSAP PLACE LLC, a Delaware limited liability company

PPR LAKEWOOD ADJACENT, LLC, a Delaware limited liability company

PPR NORTH POINT LLC, a Delaware limited liability company

PPR REDMOND ADJACENT DEVELOPMENT LLC, a Delaware limited liability company

PPR REDMOND ADJACENT LLC, a Delaware limited liability company

PPR REDMOND OFFICE LLC, a Delaware limited liability company

PPR REDMOND RETAIL LLC, a Delaware limited liability company

PPR SQUARE TOO LLC, a Delaware limited liability company

PPR WASHINGTON SQUARE LLC, a Delaware limited liability company

PPRT LAKEWOOD MALL CORP., a Delaware corporation

PPRT TRUST LLC, a Delaware limited liability company

PROMENADE ASSOCIATES, L.L.C., an Arizona limited liability company

PROPCOR II ASSOCIATES, LLC, an Arizona limited liability company

QUEENS EXPANSION GP LLC, a Delaware limited liability company

QUEENS MALL EXPANSION LIMITED PARTNERSHIP, a Delaware limited partnership

QUEENS MALL LIMITED PARTNERSHIP, a Delaware limited partnership

RACEWAY ONE, LLC, a New Jersey limited liability company

RACEWAY TWO, LLC, a New Jersey limited liability company

RAILHEAD ASSOCIATES, L.L.C., an Arizona limited liability company

RN 116 COMPANY, L.L.C., a Delaware limited liability company

RN 120 COMPANY, L.L.C., a Delaware limited liability company

RN 124/125 COMPANY, L.L.C., a Delaware limited liability company

RN 540 HOTEL COMPANY L.L.C., a Delaware limited liability company

ROTTERDAM SQUARE, LLC, a Delaware limited liability company

SANTAN FESTIVAL, LLC, an Arizona limited liability company

SARWIL ASSOCIATES, L.P., a New York limited partnership

SARWIL ASSOCIATES II, L.P., a New York limited partnership

SCOTTSDALE FASHION SQUARE LLC, a Delaware limited liability company

SCOTTSDALE FASHION SQUARE PARTNERSHIP, an Arizona general partnership

SDG MACERICH PROPERTIES, L.P., a Delaware limited partnership

SHOPPINGTOWN MALL HOLDINGS, LLC, a Delaware limited liability company*

SHOPPINGTOWN MALL, LLC, a Delaware limited liability company*

SHOPPINGTOWN MALL, L.P., a Delaware limited partnership**

SM EASTLAND MALL, LLC, a Delaware limited liability company

SM EMPIRE MALL, LLC, a Delaware limited liability company

SM GRANITE RUN MALL, L.P., a Delaware limited partnership

SM MESA MALL, LLC, a Delaware limited liability company

SM PORTFOLIO LIMITED PARTNERSHIP, a Delaware limited partnership

SM RUSHMORE MALL, LLC, a Delaware limited liability company

SM SOUTHERN HILLS MALL, LLC, a Delaware limited liability company

SM VALLEY MALL, LLC, a Delaware limited liability company

SOUTHRIDGE ADJACENT, LLC, a Delaware limited liability company

SUPERSTITION SPRINGS HOLDING LLC, a Delaware limited liability company

THE MACERICH PARTNERSHIP, L.P., a Delaware limited partnership

THE WESTCOR COMPANY LIMITED PARTNERSHIP, an Arizona limited partnership

THE WESTCOR COMPANY II LIMITED PARTNERSHIP, an Arizona limited partnership

TOWNE MALL, L.L.C., a Delaware limited liability company

TOWNE SPC, INC., a Delaware corporation

TWC BORGATA CORP., an Arizona corporation

TWC BORGATA HOLDING, L.L.C., an Arizona limited liability company

TWC CHANDLER LLC, a Delaware limited liability company

TWC HILTON VILLAGE, INC., an Arizona corporation

TWC PROMENADE L.L.C., an Arizona limited liability company

TWC SCOTTSDALE CORP., an Arizona corporation

TWC SCOTTSDALE HOLDING, L.L.C., an Arizona limited liability company

TWC SCOTTSDALE MEZZANINE, L.L.C., an Arizona limited liability company

TWC TUCSON, LLC, an Arizona limited liability company

TWC II-PRESCOTT MALL, LLC, a Delaware limited liability company

TWC II PRESCOTT MALL SPE LLC, a Delaware limited liability company

TYSONS CORNER HOLDINGS LLC, a Delaware limited liability company

TYSONS CORNER LLC, a Virginia limited liability company

TYSONS CORNER PROPERTY HOLDINGS LLC, a Delaware limited liability company

TYSONS CORNER PROPERTY HOLDINGS II LLC, a Delaware limited liability company

TYSONS CORNER PROPERTY LLC, a Virginia limited liability company

TYSONS MALL CERTIFICATES, LLC, a Virginia limited liability company

WALLEYE RETAIL INVESTMENTS LLC, a Delaware limited liability company

WALLEYE TRS HOLDCO, INC., a Delaware corporation

WALTON RIDGMAR, G.P., L.L.C., a Delaware limited liability company

WESTBAR LIMITED PARTNERSHIP, an Arizona limited partnership

WESTCOR 303 CPC LLC, an Arizona limited liability company

WESTCOR 303 NSC LLC, an Arizona limited liability company

WESTCOR 303 RSC LLC, an Arizona limited liability company

WESTCOR 303 WCW LLC, an Arizona limited liability company

WESTCOR/303 AUTO PARK LLC, an Arizona limited liability company

WESTCOR/303 LLC, an Arizona limited liability company

WESTCOR/BLACK CANYON MOTORPLEX LLC, an Arizona limited liability company

WESTCOR/BLACK CANYON RETAIL LLC, an Arizona limited liability company

WESTCOR/CASA GRANDE LLC, an Arizona limited liability company

WESTCOR/COOLIDGE LLC, an Arizona limited liability company

WESTCOR/GILBERT, L.L.C., an Arizona limited liability company

WESTCOR/GILBERT PHASE 2 LLC, an Arizona limited liability company

WESTCOR/GOODYEAR, L.L.C., an Arizona limited liability company

WESTCOR GOODYEAR PC LLC, an Arizona limited liability company

WESTCOR GOODYEAR RSC LLC, an Arizona limited liability company

WESTCOR LA ENCANTADA, L.P., a Delaware limited partnership

WESTCOR MARANA LLC, an Arizona limited liability company

WESTCOR MARANA SALES LLC, an Arizona limited liability company

WESTCOR/MERIDIAN LLC, an Arizona limited liability company

WESTCOR/MERIDIAN COMMERCIAL LLC, an Arizona limited liability company

WESTCOR/MERIDIAN MEDICAL LLC, an Arizona limited liability company

WESTCOR/MERIDIAN RESIDENTIAL LLC, an Arizona limited liability company

WESTCOR ONE SCOTTSDALE LLC, an Arizona limited liability company

WESTCOR/PARADISE RIDGE, L.L.C., an Arizona limited liability company

WESTCOR PARADISE RIDGE RSC LLC, an Arizona limited liability company

WESTCOR PARTNERS OF COLORADO, LLC, a Colorado limited liability company

WESTCOR PARTNERS, L.L.C., an Arizona limited liability company

WESTCOR REALTY LIMITED PARTNERSHIP, a Delaware limited partnership

WESTCOR SANTAN ADJACENT LLC, a Delaware limited liability company

WESTCOR SANTAN VILLAGE LLC, an Arizona limited liability company

WESTCOR SURPRISE CPC LLC, an Arizona limited liability company

WESTCOR SURPRISE RSC LLC, an Arizona limited liability company

WESTCOR TRS LLC, a Delaware limited liability company

WESTDAY ASSOCIATES LIMITED PARTNERSHIP, an Arizona limited partnership

WESTLINC ASSOCIATES, an Arizona general partnership

WESTPEN ASSOCIATES, an Arizona general partnership

WILMALL ASSOCIATES, L.P., a New York limited partnership

WILSAR, LLC, a Delaware limited liability company

WILSAR SPC, INC., a Delaware corporation

WILTON MALL, LLC, a Delaware limited liability company

WILTON SPC, INC., a Delaware corporation

WM INLAND ADJACENT LLC, a Delaware limited liability company

WM INLAND INVESTORS IV, L.L.C., a Delaware limited liability company

WM INLAND, L.L.C., a Delaware limited liability company

WM INLAND (MAY) IV, L.L.C., a Delaware limited liability company

WM RIDGMAR, L.P., a Delaware limited partnership

WP CASA GRANDE RETAIL LLC, an Arizona limited liability company

ZENGO RESTAURANT SANTA MONICA LLC, a Delaware limited liability company

*these entities are subsidiaries of Shoppingtown Mall, L.P.; therefore, the Company holds 100% of the economic ownership interest in these entities.

**pursuant to the partnership agreement of Shoppingtown Mall, L.P. (the “Partnership”), the Company or its subsidiaries own approximately 18.36% of the Partnership; however, the remaining 81.64% partnership interests held by outside parties (Class B limited partners) do not have any rights, powers or authority with respect to the management of the property or the Partnership. Therefore, the Company holds 100% of the economic ownership interest in the Partnership.

EXHIBIT B

Name of Entity	% Owned by the Company

Arrowhead Festival L.L.C.	5.00%
Biltmore Shopping Center Partners LLC	50.00%
Camelback Colonnade Associates Limited Partnership	75.00%
Camelback Colonnade Partners	50.00%
Camelback Colonnade SPE LLC	75.00%
Chandler Festival SPE LLC	50.00%
Chandler Gateway Partners, LLC	50.00%
Chandler Gateway SPE LLC	50.00%
Chandler Village Center, LLC	50.00%
Chris-Town Village Associates	25.00%
Coolidge Holding LLC	37.50%
Corte Madera Village, LLC	50.10%
East Flagstaff Plaza Associates	50.00%
East Mesa Land, L.L.C.	50.00%
East Mesa Mall, L.L.C.	33.33%
FlatIron Property Holding LLC	25.00%
Freehold I, LLC	50.10%
Freehold Chandler Holdings LP	50.10%
Freehold Chandler Trust LLC	50.10%
Freemall Associates, L.P.	50.10%
Freemall Associates, LLC	50.10%
Granite Mall GP, LLC	50.00%
Ina and La Cholla Associates	50.00%
Jaren Associates #4	12.50%
Kierland Commons Investment LLC	50.00%
Kierland Greenway, LLC	24.50%
Kierland Greenway Manager, LLC	24.50%
Kierland Main Street, LLC	24.50%
Kierland Main Street Manager, LLC	24.50%
Kierland Residential/Retail I, LLC	24.50%
Kierland Residential/Retail Manager, LLC	24.50%
Kierland Tower Lofts, LLC	15.00%
KTL Investment LLC	50.00%
La Sandia Santa Monica LLC	50.00%
Lee West, LLC	50.00%
Lee West II, LLC	50.00%
Macerich Cerritos, LLC	51.49%

Name of Entity	% Owned by the Company

Macerich Cerritos Holdings LLC	51.00%
Macerich Lakewood, LLC	51.00%
Macerich Lakewood Holdings LLC	51.00%
Macerich Northwestern Associates	50.00%
Macerich SanTan Phase 2 SPE LLC	34.90%
Macerich Stonewood, LLC	51.49%
Macerich Stonewood Holdings LLC	51.00%
MAIB, LLC	50.00%
Merchantwired, LLC	9.64%
Metrocenter Peripheral Property LLC	15.00%
MetroRising AMS Holding LLC	15.00%
MetroRising AMS Mezz1 LLC	15.00%
MetroRising AMS Mezz2 LLC	15.00%
MetroRising AMS Owner LLC	15.00%
Montebello Plaza Associates	50.00%
New Lake LLC	51.00%
New River Associates	33.33%
North Bridge Chicago LLC	50.00%
NorthPark Land Partners, LP	50.00%
NorthPark Partners, LP	50.00%
North Valley Plaza Associates	50.00%
One Scottsdale Investors LLC	50.00%
Pacific Premier Retail Trust	51.00%
Palisene Regional Mall LLC	52.50%
Paradise West #1, L.L.C.	25.00%
Paradise West Parcel 4, LLC	73.60%
Paradise West RSC LLC	65.63%
PHXAZ/Kierland Commons, L.L.C.	24.50%
PPR Cascade LLC	51.00%
PPR Creekside Crossing LLC	51.00%
PPR Cross Court LLC	51.00%
PPR Kitsap Mall LLC	51.00%
PPR Kitsap Place LLC	51.00%
PPR Lakewood Adjacent, LLC	51.00%
PPR North Point LLC	51.00%
PPR Redmond Adjacent LLC	51.00%
PPR Redmond Adjacent Development LLC	51.00%
PPR Redmond Office LLC	51.00%
PPR Redmond Retail LLC	51.00%
PPR Square Too LLC	51.00%

Name of Entity	% Owned by the Company

PPRT Lakewood Mall Corp.	51.00%
PPRT Trust LLC	51.00%
PPR Washington Square LLC	51.00%
Promenade Associates, L.L.C.	50.00%
Propcor Associates	25.00%
Propcor II Associates, LLC	50.00%
Queens Mall Limited Partnership	51.00%
Queens Mall Expansion Limited Partnership	51.00%
RN 116 Company, L.L.C.	50.00%
RN 120 Company, L.L.C.	50.00%
RN 124/125 Company, L.L.C.	50.00%
RN 540 Hotel Company L.L.C.	50.00%
SanTan Festival, LLC	50.00%
SanTan Village Phase 2 LLC	34.90%
Scottsdale/101 Associates, LLC	46.00%
Scottsdale Fashion Square LLC	50.00%
Scottsdale Fashion Square Partnership	50.00%
SDG Macerich Properties, L.P.	50.00%
SM Eastland Mall, LLC	50.00%
SM Empire Mall, LLC	50.00%
SM Granite Run Mall, L.P.	50.00%
SM Mesa Mall, LLC	50.00%
SM Portfolio Limited Partnership	50.00%
SM Rushmore Mall, LLC	50.00%
SM Southern Hills Mall, LLC	50.00%
SM Valley Mall, LLC	50.00%
Southridge Adjacent, LLC	50.00%
Superstition Springs Holding LLC	50.00%
The Market at Estrella Falls LLC	35.06%
TWC Chandler LLC	50.10%
Tysons Corner LLC	50.00%
Tysons Corner Holdings LLC	50.00%
Tysons Corner Property LLC	50.00%
Tysons Corner Property Holdings LLC	50.00%
Tysons Corner Property Holdings II LLC	50.00%
Walton Ridgmar, G.P., L.L.C.	50.00%
West Acres Development, LLP	19.00%
Westcor 303 CPC LLC	79.71%
Westcor 303 NSC LLC	87.50%
Westcor 303 RSC LLC	85.82%

Name of Entity	% Owned by the Company

Westcor 303 WCW LLC	74.94%
Westcor/303 Auto Park LLC	50.00%
Westcor/303 LLC	71.25%
Westcor/Black Canyon Motorplex LLC	82.92%
Westcor/Black Canyon Retail LLC	75.00%
Westcor/Casa Grande LLC	76.93%
Westcor/Coolidge LLC	75.00%
Westcor/Gilbert, L.L.C.	50.00%
Westcor/Gilbert Phase 2 LLC	69.80%
Westcor/Goodyear, L.L.C.	50.00%
Westcor Goodyear PC LLC	70.12%
Westcor Goodyear RSC LLC	84.60%
Westcor Marana LLC	85.12%
Westcor Marana Sales LLC	87.50%
Westcor/Meridian Commercial LLC	75.73%
Westcor/Meridian LLC	75.47%
Westcor/Meridian Medical LLC	75.39%
Westcor/Meridian Residential LLC	75.37%
Westcor/Paradise Ridge, L.L.C.	50.00%
Westcor Paradise Ridge RSC LLC	87.50%
Westcor/Queen Creek LLC	37.74%
Westcor/Queen Creek Commercial LLC	37.87%
Westcor/Queen Creek Medical LLC	37.70%
Westcor/Queen Creek Residential LLC	37.69%
Westcor SanTan Village LLC	84.93%
Westcor Surprise CPC LLC	53.05%
Westcor Surprise NSC LLC	43.75%
Westcor Surprise RSC LLC	57.18%
Westcor Surprise WCW LLC	49.96%
Westcor/Surprise Auto Park LLC	33.33%
Westcor/Surprise LLC	47.50%
Westpen Associates	50.00%
WM Inland Adjacent LLC	50.00%
WM Inland Investors IV, L.L.C.	50.00%
WM Inland, L.L.C.	50.00%
WM Inland (May) IV, L.L.C.	50.00%
WM Ridgmar, L.P.	50.00%
WP Casa Grande Retail LLC	51.29%
Zengo Restaurant Santa Monica LLC	50.00%

EXHIBIT C

Borgata, The

Capitola Mall

Carmel Plaza

Chesterfield Towne Center

Danbury Fair Mall

Deptford Mall

Fiesta Mall

Flagstaff Mall

Fresno Fashion Fair

Great Northern Mall

Green Tree Mall

Hilton Village

La Cumbre Plaza

Northgate, The Mall at

Northridge Mall

Pacific View

Panorama Mall

Paradise Valley Mall

Paradise Village Office Park II

Prescott Gateway

Rimrock Mall

Rotterdam Square

Salisbury, The Centre at

Santa Monica Place

Shoppingtown Mall

Somersville Towne Center

South Plains Mall

South Towne Center (and South Towne Marketplace)

Superstition Springs Power Center

The Marketplace at Flagstaff Mall

The Oaks

Towne Mall

Tucson La Encantada

Twenty Ninth Street

Valley River Center

Valley View Center

Victor Valley, The Mall of

Village Fair

Village Plaza

Village Square I

C-1

Village Square II

Vintage Faire Mall

Westside Pavilion

Wilton Mall at Saratoga

C-2

EXHIBIT D

Dana K. Anderson

Richard A. Bayer

Randy L. Brant

Arthur M. Coppola

Edward C. Coppola

John M. Genovese

Tracey P. Gotsis

Tony Grossi

Thomas E. O’Hern

D-1

EXHIBIT E-1

[FORM OF COMPANY COUNSEL OPINION]

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

We have acted as special counsel to The Macerich Company, a Maryland corporation (the “Company”), in connection with the issuance and sale of up to 12,000,000 shares (including up to 1,800,000 shares issuable pursuant to an over-allotment option) (the “Shares”) of common stock, $.01 par value per share (the “Common Stock”), by the Company, pursuant to an Underwriting Agreement dated October 22, 2009 (the “Underwriting Agreement”) between the underwriters named therein (the “Underwriters”) and the Company.  We are providing this opinion to you at the request of the Company pursuant to Section 6(b) of the Underwriting Agreement.  Except as otherwise indicated, capitalized terms used in this opinion without definition shall have the respective meanings set forth in the Underwriting Agreement.

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including the Underwriting Agreement.  As to relevant factual matters, we have relied upon, among other things, the Company’s factual representations in the officer’s certificate (the “Officer’s Certificate”) of the Company and a certificate of the Company’s transfer agent, Computershare Trust Company, N.A. (copies of which are being delivered to you concurrently herewith).  In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

We participated in the preparation of the registration statement on Form S-3, File No. 333-155742, filed by the Company on November 26, 2008 with the Securities and Exchange Commission (the “Commission”) for purposes of registering the sale of shares of Common Stock of the Company under the Securities Act of 1933, as amended (the “Act”), the prospectus, dated November 26, 2008 (the “Base Prospectus”), the preliminary prospectus supplement, dated October 21, 2009 (the “Preliminary Prospectus”), and the final prospectus supplement, dated October 22, 2009 (the “Final Prospectus Supplement”).  The registration statement, excluding the documents incorporated therein by reference, is herein referred to as the “Registration Statement,” and the Base Prospectus (including the

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Final Prospectus Supplement), excluding the documents incorporated therein by reference, are herein referred to as the “Prospectus.”  We also have examined the following (collectively, the “Incorporated Documents”): (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, (ii) the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, (iii) the Company’s Current Reports on Form 8-K, filed on January 5, 2009, February 11, 2009 (Accession No. 0001104659-09-008348), May 1, 2009, May 27, 2009, May 28, 2009, June 12, 2009, June 23, 2009, July 31, 2009, September 4, 2009, September 21, 2009 and October 2, 2009, and (iv) the descriptions of the Common Stock and related preferred share purchase rights included in the Company’s registration statements on Form 8-A filed on February 25, 1994 (as amended by the Form 8-A/A filed on June 8, 1995), October 29, 1995 and November 13, 1998.  We have been informed by the Company that no “Issuer Free Writing Prospectuses” (as defined in the Underwriting Agreement) were used in connection with the offer and sale of the Shares.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.  To the extent the Company’s obligations depend on the enforceability of the Underwriting Agreement against the Underwriters, we have assumed that the Underwriting Agreement is enforceable against the Underwriters.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, we are of the opinion that:

(i)                                     Macerich Management Company, a California corporation (“MMC”), has been duly incorporated and is validly existing in good standing under the laws of the State of California.  Each of Macerich Property Management Company LLC (“MPMC”), and Macerich Westcor Management, LLC (“MWM”) has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLCA”).  Westcor Partners, LLC (“WP”) is validly existing in good standing as a limited liability company in the State of Arizona under the Arizona Limited Liability Company Act (the “Arizona LLCA”).  The Macerich Partnership, L.P. (the “Operating Partnership”) has been duly formed and is validly existing in good standing as a limited partnership under the Revised Uniform Limited Partnership Act of the State of Delaware (the “Delaware RULPA”).  MACW Mall Management, Inc. (“MACW-MM”) has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of New York, and MACW Property Management, LLC (“MACW-PM”) is validly existing in good standing as a limited liability company under the New York Limited Liability Company Law (the “New York LLCL”).  For purposes of this opinion, the term “subsidiaries” includes, without limitation, MMC, MPMC, MWM, WP, MACW-MM, MACW-PM and the Operating Partnership.

E-1-2

(ii)                                  To our knowledge, each of the Company, MMC and MACW-MM is duly qualified as a foreign corporation to do business in each jurisdiction identified to us in the Officer’s Certificate as a jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification and is in good standing under the laws of each such jurisdiction, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, results of operations, net worth, business or properties of the Company and its subsidiaries on a consolidated basis.

(iii)                               To our knowledge, each of MPMC, MWM, WP and MACW-PM is duly registered or authorized to do business as a foreign limited liability company under the laws of each jurisdiction identified to us in the Officer’s Certificate as a jurisdiction in which the ownership or lease of property or the conduct of its business requires such registration or authorization, except where the failure to be so registered or authorized would not have a material adverse effect on the condition, financial or otherwise, results of operations, net worth, business or properties of the Company and its subsidiaries on a consolidated basis.

(iv)                              To our knowledge, the Operating Partnership is duly registered or authorized to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction identified to us in the Officer’s Certificate as a jurisdiction in which the ownership or lease of property or the conduct of its business requires such registration or authorization, except where the failure to be so registered or authorized would not have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries on a consolidated basis.

(v)                                 To our knowledge, Pacific Premier Retail Trust, a Maryland real estate investment trust (“PPRT”), is duly registered or authorized to do business as a foreign real estate investment trust under the laws of each jurisdiction identified to us in the Officer’s Certificate as a jurisdiction in which the ownership or lease of property or the conduct of business requires such registration or authorization, except where the failure to be so registered or authorized would not have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Company and its subsidiaries on a consolidated basis.

(vi)                              Each of the Company, MMC and MACW-MM has the corporate power necessary to own or hold its current properties and conduct the business in which it is currently engaged, substantially as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(vii)                           Each of MPMC and MWM has the power under its certificate of formation and the Delaware LLCA necessary to own or hold its property and conduct the business in which it is currently engaged, substantially as described in the Registration

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Statement, the Preliminary Prospectus and the Prospectus.  WP has the power under its certificate of formation and the Arizona LLCA necessary to own or hold its property and conduct the business in which it is currently engaged, substantially as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.  MACW-PM has the power under its certificate of formation and the New York LLCL necessary to own or hold its property and conduct the business in which it is currently engaged, substantially as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(viii)                        The Operating Partnership has the power under its partnership agreement and the Delaware RULPA necessary to own or hold its property and conduct the business in which it is currently engaged, substantially as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(ix)                                The Company has an authorized capitalization as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus.  The outstanding shares of Common Stock of the Company have been duly and validly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable and conform in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Prospectus under the captions “Description of Our Capital Stock” and “Description of Our Common Stock.”  The Shares to be sold by the Company have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of such Shares in accordance with the terms of the Underwriting Agreement, and the book-entry of the Shares by the transfer agent for the Company’s Common Stock in the name of the Depository Trust Company or its nominee, such Shares will be validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Description of Our Common Stock.”

(x)                                   All of the outstanding shares of capital stock of each of MMC and MACW-MM have been validly authorized by all necessary corporate action on the part of MMC and are validly issued, fully paid, non-assessable and, except as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus, are owned of record by the Company or the Operating Partnership.  All of the limited liability company interests of MPMC and MACW-PM are owned of record by the Operating Partnership.  All of the limited liability company interests of MWM are owned of record by MPMC.  All of the limited liability company interests of WP are owned of record by MMC.

(xi)                                All of the partnership interests of the Operating Partnership owned by the Company have been validly issued and there are no liens, charges or encumbrances with respect to the partnership interests owned by the Company recorded on the partnership records of the Operating Partnership.

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(xii)                             Except as contemplated in the Registration Statement, the Preliminary Prospectus and the Prospectus, there are no preemptive or, other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Shares pursuant to the Company’s charter or bylaws.

(xiii)                          To our knowledge, there are no contracts or other documents that are required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement, the Preliminary Prospectus and the Prospectus or filed as exhibits to the Registration Statement which have not been so described or filed as exhibits to the Registration Statement.

(xiv)                         The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company and its subsidiaries of the transactions contemplated thereby: (a) did not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the material agreements to which the Company is a party which are listed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 or any quarterly or current reports filed by the Company thereafter and prior to the Closing, except for conflicts, breaches, violations or defaults, which would not have a material adverse effect on the condition, financial or otherwise, results of operations, net worth, business or properties of the Company and its subsidiaries on a consolidated basis, or which would not materially impair the consummation of the transactions contemplated by the Underwriting Agreement; and (b) did not and will not result in any violation of any statute or any order, rule or regulation that we have, in the exercise of our customary professional diligence, recognized as being applicable to the Company, of any court or governmental agency or body that we have, in the exercise of our customary professional diligence, recognized as having jurisdiction over the Company and known to us, except as disclosed in the Underwriting Agreement and except for violations that individually or in the aggregate would not have a material adverse effect on the condition, financial or otherwise, results of operations, net worth, business or properties of the Company and its subsidiaries on a consolidated basis, or which would not materially impair the consummation of the transactions contemplated by the Underwriting Agreement and except insofar as the indemnification and contribution provisions of the Underwriting Agreement may be held contrary to public policy or federal or state laws.

(xv)                            Except for applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters, and except as may heretofore have been obtained, no consent, approval, authorization or order of, or filing or registration with, any federal, California or Maryland court or governmental agency or body was or is required for the execution and delivery of the Underwriting Agreement by the Company and the consummation of the transactions contemplated by the Underwriting Agreement or the sale and delivery of the Shares, except that we express no

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opinion with respect to the indemnification and contribution provisions of the Underwriting Agreement.

(xvi)                         Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus or the Incorporated Documents, or on Schedule (xvi) hereto, to our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities registered pursuant to the Registration Statement or pursuant to any other registration statement filed by the Company under the Act.

(xvii)                      Neither the Company nor any of its subsidiaries is, or solely as a result of the consummation of the transactions contemplated by the Underwriting Agreement will become, an “investment company” as such term is defined in the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

Reference is made to the Registration Statement, the General Disclosure Package and the Prospectus.  As counsel to the Company, we reviewed the Registration Statement, the General Disclosure Package, the Prospectus, the documents incorporated by reference in the Registration Statement as of the effective date of the Registration Statement (the “Registration Statement Incorporated Documents”) and the Incorporated Documents and participated in conferences with your representatives and representatives of the Company, its independent public accountants and your counsel at which the contents of the Registration Statement, the General Disclosure Package, the Prospectus, the Registration Statement Incorporated Documents, the Incorporated Documents and related matters were discussed.

The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the General Disclosure Package, the Prospectus, the Registration Statement Incorporated Documents or the Incorporated Documents and we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement, the General Disclosure Package, the Prospectus, the Registration Statement Incorporated Documents or the Incorporated Documents.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the General Disclosure Package, the Prospectus, the Registration Statement Incorporated Documents and the Incorporated Documents involve matters of a non-legal nature.

We advise you that the Registration Statement, as of the time of effectiveness of the Registration Statement for purposes of Section 11 of the Act as such section applies to the Underwriters (the “Effective Time”), and the Prospectus, as of the

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date of the Final Prospectus Supplement, appeared on its face to be appropriately responsive in all material respects with the requirements of the Act and the related rules and regulations in effect at such dates (in each case other than the financial statements and other financial or accounting data contained or incorporated by reference therein or omitted therefrom, as to which we express no belief).

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that (i) the Registration Statement, including the information deemed to be part of the Registration Statement pursuant to Rule 430B promulgated under the Act, the Registration Statement Incorporated Documents and the Incorporated Documents, considered as a whole as of the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package (including the Incorporated Documents and the pricing related information specified on Schedule A hereto, considered as a whole), at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) the Prospectus and the Incorporated Documents, considered as a whole as of the date of the Final Prospectus Supplement, and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package, the Prospectus, the Registration Statement Incorporated Documents or the Incorporated Documents (except for the statements described in paragraph (ix) above), and we do not express any belief with respect to (A) any document filed by the Company under the Exchange Act, whether before or after the effective date of the Registration Statement, except to the extent that such document is (i) a Registration Statement Incorporated Document, read together with the Registration Statement and considered as a whole as of the Effective Time of the Registration Statement, or (ii) an Incorporated Document, read together with the Registration Statement or the Prospectus and considered as a whole, or (B) the financial statements or other financial or accounting data contained in or omitted from the Registration Statement, the General Disclosure Package, the Prospectus, the Registration Statement Incorporated Documents or the Incorporated Documents, or (C) the statements contained in the exhibits to the Registration Statement, in the exhibits to the Incorporated Documents or in the exhibits to the Registration Statement Incorporated Documents.

Our use of the terms “known to us,” “to our knowledge” or similar phrases to qualify a statement in this opinion means that those attorneys in this firm who have given substantive attention to the representation described in the introductory paragraph of this opinion or who have otherwise, since January 1, 2009, given substantive attention to the

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representation of the Company or any Subsidiary or Joint Venture do not have current actual knowledge that the statement is inaccurate.  Such terms do not include any knowledge of other attorneys in our firm (regardless of whether they have represented or are representing the Company in connection with any other matter) or any constructive or imputed notice of any matters or items of information.  We have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation.  No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company in connection with this opinion letter or in other matters.

The law covered by this opinion is limited to the present federal law of the United States, the present law of the States of California and New York, the Delaware Limited Liability Company Act, and the Delaware Revised Uniform Limited Partnership Act.  We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.  With respect to the opinions expressed in paragraphs (vi), (ix), (xii), (xiv) and (xv), we have relied, with your permission, solely as to matters of Maryland law, upon the opinion of Venable LLP, dated the date hereof, a copy of which has been delivered to you.  With respect to the opinions in paragraphs (i), (iii), and (vii) regarding WP, we have relied, with your permission, solely as to matters of Arizona law, upon the opinion of the Cavanagh Law Firm, dated the date hereof, a copy of which has been delivered to you.

This opinion is furnished by us as special counsel for the Company and may be relied upon by you only in connection with the issuance and sale of the Shares.  It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent.  This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters.  We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

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EXHIBIT E-2

[FORM OF REIT OPINION]

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

The Macerich Company

401 Wilshire Boulevard

Suite 700

Santa Monica, California 90407

Re:          Status as a Real Estate Investment Trust

Ladies and Gentlemen:

You have requested our opinion concerning certain federal income tax considerations in connection with the issuance of up to 12,000,000 shares (including up to 1,800,000 shares issuable pursuant to an option) of common stock, $.01 par value per share (the “Common Stock”), of The Macerich Company, a Maryland corporation (the “Company”), pursuant to the terms of Section 6(b) of the Underwriting Agreement dated October 22, 2009, which the Underwriters named therein have entered into with the Company (the “Underwriting Agreement”).

Capitalized terms used in this letter and not otherwise defined herein have the meanings assigned to such terms in the Underwriting Agreement.

The opinion set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, administrative determinations, and the legislative history as of the date hereof.  These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion.

In rendering our opinion we examined such records, certificates, documents and other materials as we considered necessary or appropriate as a basis for such opinion, including the following:  (1) the Registration Statement, the Base Prospectus, Preliminary

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Prospectus Supplement and the Final Prospectus Supplement, (2) the Amended and Restated Limited Partnership Agreement of The Macerich Partnership, L.P. (the “Operating Partnership”), (3) the corporate charter of the Company, as supplemented by Articles Supplementary filed with the appropriate State of Maryland authorities on May 30, 1995, (4) the organizational documents of Macerich Management Company, Macerich Property Management Company, LLC, Westcor Partners, L.L.C. and Macerich Westcor Management, LLC (collectively referred to herein as the “Management Companies”), as well as those for Macerich PPR Corp., Pacific Premier Retail Trust , Freehold Chandler Trust LLC, Queens Mall Limited Partnership and Queens Mall Expansion Limited Partnership (collectively referred to herein as the “Subsidiary REITs”), (5) the Company’s Annual Report on Form 10-K for each of the years ended December 31, 1998 through December 31, 2008, (6) the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, (7) records required by the Code and Treasury Regulations relating to stockholder ownership and fair value of assets, prepared by the Company, Macerich PPR Corp. and Pacific Premier Retail Trust, for the year ended December 31, 2008, and (8) such other documents and information provided to us as we deemed relevant to our opinion.

In addition, we have been provided with a certificate, dated October 27, 2009 (the “Officer’s Certificate”), executed by a duly appointed officer of the Company, as the corporation which is directly or indirectly serving as (i) the sole corporate general partner of the Operating Partnership, and (ii) a general partner of certain of the Property Partnerships (as defined in the Officer’s Certificate), setting forth certain representations relating to the formation and operation of the Company and its subsidiaries (including the Subsidiary REITs, the Operating Partnership and the Property Partnerships).

For purposes of our opinion, we have not made an independent investigation of the facts set forth in such documents, the Officer’s Certificate, the partnership agreement for the Operating Partnership, the partnership agreements for the Property Partnerships, or the Underwriting Agreement.  We have consequently assumed, with your permission, that the information presented in such documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion.  No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts, documents, or assumption in a material way.   We have also relied upon the opinion of Venable LLP, Baltimore, Maryland, dated October 27, 2009, with respect to Maryland law, and upon the opinion of Richards, Layton & Finger, Wilmington, Delaware, dated October 27, 2009, with respect to Delaware law.

We have also assumed for the purposes of this opinion that (i) each of the Company and Macerich PPR Corp. is validly organized and duly incorporated under the laws of the State of Maryland, that Pacific Premier Retail Trust is a duly organized and validly existing trust under the laws of the State of Maryland, (ii) each of the Operating Partnership, Freehold Chandler Trust LLC, Queens Mall Limited Partnership and Queens Mall Expansion Limited Partnership is a duly organized and validly existing limited liability

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company or partnership under the laws of the State of Delaware, (iii) each of the Management Companies and each of the Property Partnerships is duly organized and a validly existing limited liability company or partnership under the laws of its state of organization, (iv) the transactions described in or contemplated by any of the aforementioned documents have been or will be consummated in accordance with the operative documents, (v) the operative documents are enforceable in accordance with their terms, (vi) each of the Company and the Subsidiary REITs has been and will continue to be organized and operated in the manner described in the Officer’s Certificate, the Registration Statement, Base Prospectus, the Preliminary Prospectus Supplement, the Final Prospectus Supplement and the other relevant documents referred to above and (vii) the representations in the Officer’s Certificate are and will remain true, correct and complete and that all representations made “to the best of the knowledge and belief” of any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification  Any material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions.

INTERNAL REVENUE SERVICE CIRCULAR 230 NOTICE: TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) THE DISCUSSION OF FEDERAL TAX ISSUES IN THIS OPINION IS NOT INTENDED OR WRITTEN BY US TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY YOU FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) OF THE SALE OF THE COMPANY’S SECURITIES; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Based on the foregoing, we are of the opinion that:

1.             The Company has qualified for treatment as a real estate investment trust (“REIT”) under the Code for its taxable years ended December 31, 2004 through December 31, 2008 and the Company’s current organization and method of operation, if continued, will enable it to continue to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2009 and each taxable year thereafter.

2.             The statements set forth in the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

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However, such section of the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement is not exhaustive and does not purport to discuss any state or local tax considerations or all possible federal income tax considerations of the purchase, ownership and disposition of our Common Stock.  In addition, the Company’s qualification and taxation as a REIT depend upon the Company’s and the Subsidiary REITs’ ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership.  O’Melveny & Myers LLP will not review the Company’s and the Subsidiary REITs’ compliance with these requirements on a continuing basis.  Accordingly, no assurance can be given that the actual results of the operations of the Company, the Operating Partnership, and their subsidiaries, the sources of their income, the nature of their assets, the level of the Company’s distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

Other than as expressly stated above, we express no opinion on any issue relating to the Company, the Subsidiary REITs, the Operating Partnership, one or more of the Property Partnerships or to any investment therein.  Furthermore, we assume no obligation to advise you of any changes in the foregoing subsequent to the date of this letter, and we are not undertaking to update this letter after the date hereof.

This letter is furnished solely for the information and use of the addressees in connection with the closing under the Underwriting Agreement occurring on the date hereof. No person or entity other than the addressees may rely on this letter without our prior written consent.

Respectfully submitted,

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EXHIBIT E-3

[FORM OF CHIEF LEGAL OFFICER OPINION]

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

This opinion is being delivered to you by the undersigned as Chief Legal Officer of The Macerich Company, a Maryland corporation (the “Company”), in connection with the issuance and sale of up to 12,000,000 shares (including up to 1,800,000 shares issuable pursuant to an option) (the “Shares”) of common stock, $.01 par value per share, by the Company pursuant to an Underwriting Agreement dated October 22, 2009  (the “Underwriting Agreement”) between the underwriters named therein (the “Underwriters”) and the Company.  I am providing this opinion to you pursuant to Section 6(b) of the Underwriting Agreement.  Except as otherwise indicated, capitalized terms used in this opinion without definition shall have the respective meanings set forth in the Underwriting Agreement.

In rendering the opinion set forth herein, I have examined originals or copies of those corporate and other records and documents I considered appropriate, including the Underwriting Agreement.  In addition, I have obtained and relied upon those certificates of public officials I considered appropriate.

I have reviewed the (1) Registration Statement on Form S-3 (Registration No. 333-155742) and all amendments thereto filed by the Company to date (collectively, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and (2) the prospectus, dated November 26, 2008 (the “Base Prospectus”), the preliminary prospectus supplement, dated October 21, 2009 (the “Preliminary Prospectus”), and the final prospectus supplement, dated October 22, 2009 (the “Final Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the Shares, in the forms in which they were transmitted to the Commission for filing pursuant to Rule 424(b) under the Act.  I have been informed by the Company that no “Issuer Free Writing Prospectuses” (as defined in the Underwriting Agreement) were used in connection with the offer and sale of the Shares.

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I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies.

On the basis of such examination, I am of the opinion that, to my knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, other than those disclosed therein, to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would have a material adverse effect on the condition, financial or otherwise, results of operations, net worth, business or properties of the Company and its subsidiaries on a consolidated basis.

This opinion is furnished only to you as Underwriters and may be relied upon by you only in connection with the issuance and sale of the Shares.  It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance my prior written consent.  This opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters.  I assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to my attention, or any changes in laws which may hereafter occur.

Very truly yours,

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EXHIBIT F

[FORM OF MARYLAND COUNSEL OPINION]

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, California  92660

Re:  The Macerich Company

Ladies and Gentlemen:

We have served as Maryland counsel to The Macerich Company, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance by the Company of up to 12,000,000 shares (the “Shares”), of common stock, $.0.01 par value per share (“Common Stock”), pursuant to an Underwriting Agreement, dated October 22, 2009, by and among Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. (together, the “Underwriters”) and the Company (the “Underwriting Agreement”).  This opinion is being delivered to you pursuant to Section 6(c) of the Underwriting Agreement.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Underwriting Agreement.

In connection with our representation of the Company and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.             The Registration Statement on Form S-3 (Registration No. 333-155742) and all amendments thereto filed by the Company to date (collectively, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”);

2.             The prospectus, dated November 26, 2008, that forms a part of the Registration Statement (the “Base Prospectus”), the preliminary prospectus supplement, dated October 21, 2009 (the “Preliminary Prospectus”), and the final prospectus supplement, dated October 22, 2009 (the “Final Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the Shares, in the forms in which they were transmitted to the Commission for filing pursuant to Rule 424(b) under the Act;

3.             The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “10-K”), filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended;

4.             The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

5.             The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

6.             Resolutions (the “Board Resolutions”) adopted by the Board of Directors of the Company (the “Board”) relating to (i) the authorization and issuance of the Shares, (ii) the execution, delivery and performance of the Underwriting Agreement and (iii) the appointment of a committee of the Board (the “Securities Committee”) and the delegation to the Securities Committee of the power to determine the number of Shares and approve the terms of the Underwriting Agreement, certified as of the date hereof by an officer of the Company;

7.             Resolutions (the “Securities Committee Resolutions”) adopted by the Securities Committee (i) fixing the number of Shares and (ii) approving the terms of the Underwriting Agreement, certified as of the date hereof by an officer of the Company;

8.             A certificate of the SDAT as to the good standing of the Company dated as of a recent date;

9.             A certificate executed by an officer of the Company, dated as of the date hereof, a copy of which is attached as Exhibit A hereto (the “Company’s Certificate”);

10.           The Declaration of Trust of Pacific Premier Retail Trust, a Maryland real estate investment trust (“PPRT”) certified as of a recent date by the SDAT;

11.           The Bylaws of PPRT, certified as of the date hereof by an officer of PPRT;

12.           Resolutions adopted by the Board of Trustees of PPRT relating to the authorization of the issuance of 111,691 common shares of beneficial interest, $0.01 par value per share, of PPRT, and 254 Series A Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, of PPRT, to the Company and its subsidiaries and affiliates, certified as of the date hereof by an officer of PPRT;

13.           A certificate of the SDAT as to the good standing of PPRT dated as of a recent date;

14.           A certificate executed by an officer of PPRT, dated as of the date hereof, a copy of which is attached as Exhibit B hereto (the “PPRT Certificate”);

15.           The executed Underwriting Agreement; and

16.           Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

We have been informed by the Company that no “Issuer Free Writing Prospectuses” (as defined in the Underwriting Agreement) were used in connection with the offer and sale of the Shares.

In expressing the opinion set forth below, we have assumed the following:

1.             Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.             Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.             Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and  delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.             All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information as to material fact (but not legal conclusions on which we opine) contained in the Documents are true and complete.  As to facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, PPRT and others, including the facts set forth in the Company’s Certificate and the PPRT Certificate.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.             The Shares will not be issued in violation of any restriction or limitation contained in Article Eighth of the Charter.

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion, after consultation with such other lawyers in the firm as we considered appropriate.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.             The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.  The Company has the corporate power to own, lease or operate its current properties and conduct the business in which it currently is engaged substantially as described in the Registration Statement, the Preliminary Prospectus and the Prospectus under the captions “Our Company” and “The Macerich Company” and in the 10-K under the captions “Item 1. Business” and “Item 2. Properties.”

2.             As of the date hereof, the total number of shares of stock of all classes which the Company has authority to issue is 325,000,000 shares, of which 250,000,000 shares are Common Stock, 1,961,345 shares are Series D Cumulative Convertible Preferred Stock, $0.01 par value per share (“Series D Preferred Stock”), and 60,000,000 shares are Excess Stock, $0.01 par value per share (“Excess Stock”).  As of June 30, 2009, there were 79,315,402 shares of Common Stock, and no shares of Excess Stock or Series D Preferred Stock issued and outstanding.

3.             The issuance of the Shares has been duly authorized and, when the Shares have been paid for and delivered in accordance with the Underwriting Agreement, the Board Resolutions and the Securities Committee Resolutions, the Shares will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Description of Our Common Stock.”

4.             Except as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, the Shares pursuant to the Charter or Bylaws.

5.             The Company has the corporate power to enter into the Underwriting Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters, and the Underwriting Agreement has been duly executed and, so far as is known to us, delivered by the Company to the Underwriters.

6.             The Company’s execution and delivery of the Underwriting Agreement, the Company’s consummation of the transactions contemplated under the Underwriting Agreement and the Company’s sale and issuance of the Shares have been duly authorized by all necessary corporate action by the Company, do not and will not conflict with or result in a breach of, or constitute a default under, the Maryland General Corporation Law, any rule or regulation promulgated thereunder or the Charter or Bylaws, in each case except for violations that, individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries on a consolidated basis, or which would not materially impair the consummation of the transactions contemplated under the Underwriting Agreement.

7.             The statements contained in the Registration Statement, the Preliminary Prospectus and the Prospectus under the captions “Description of Our Capital Stock” and “Description of Our Common Stock” insofar as they constitute summaries of matters of Maryland corporation law, have been reviewed by us and constitute an accurate summary thereof in all material respects.

8.             Except for such consents, approvals, authorizations, registrations or qualifications, if any, as may be required under the securities laws of the State of Maryland in connection with the purchase and distribution of the Shares by the Underwriters or as may heretofore have been obtained, no consent, approval, authorization or order of, or filing for registration with, any regulatory, administrative or other governmental body of the State of Maryland was or is required under any law or regulation of the State of Maryland for the execution and delivery of the Underwriting Agreement by the Company and the consummation of the transactions contemplated under the Underwriting Agreement, including the sale and delivery of the Shares.

9.             PPRT is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.  PPRT has the trust power to own, lease or operate its current properties and to conduct its business in which it currently is engaged substantially as described in the Registration Statement, the Preliminary Prospectus and the Prospectus under the captions “Our Company” and “The Macerich Company” and in the 10-K under the captions “Item 1. Business” and “Item 2. Properties.”

10.           All of the shares of beneficial interest of PPRT owned by the Company (directly or indirectly) have been duly authorized and are validly issued.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of or compliance with any federal or state securities laws, including the securities laws of Maryland, or as to federal or state laws regarding fraudulent transfers.  Our opinion expressed in paragraph 8 above is based upon our consideration of only those consents, approvals, authorizations and orders of, or filings with, any regulatory, administrative or other governmental body of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type described in such paragraph.  We note that the Underwriting Agreement is governed by the laws of the State of New York.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for your benefit.  Accordingly, it may not be relied upon by, quoted in any manner to or delivered to, any other person or entity without, in each instance, our prior written consent, except that, without the necessity for any such consent, this opinion may be relied upon by O’Melveny & Myers LLP in connection with its opinion to you pursuant to Section 6(b) of the Underwriting Agreement, as if it were addressed to such party and had been delivered to it on the date hereof.

Very truly yours,

EXHIBIT G

[FORM OF ARIZONA COUNSEL OPINION]

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

J.P. Morgan Securities Inc.

277 Park Avenue

New York, New York 10172

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, California  92660

Re:  Westcor Partners, L.L.C., an Arizona limited liability company

Ladies and Gentlemen:

Please be advised that we have acted as counsel for Westcor Partners, L.L.C., an extant Arizona limited liability company (hereinafter, the “Company”).  The Articles of Organization of the Company were filed with the Arizona Corporation Commission on March 7, 2001.  The Articles of Organization have been subsequently amended.  The single Member of the Company is Macerich Management Company, a California corporation (hereinafter, “MMC”), which owns all of the interest in the Company.  MMC’s interest in the Company has been duly authorized by all necessary action under Arizona law and the organizational documents of the Company.  The Company is managed by Managers.  The current Managers of the Company are MMC and William P. Whiteside, who is a licensed real estate broker for the Company.

The Company is duly formed, in good standing and a validly existing entity in the State of Arizona as evidenced by the enclosed Certificate of Good Standing issued by the Arizona Corporation Commission on October [ ], 2009.  The Company is fully authorized to conduct business in the State of Arizona, and has the power under its organizational documents and Arizona law necessary to conduct the business in which it is currently engaged.  To our actual knowledge, there are no pending legal actions or governmental proceedings that would affect the good standing of the Company.

Sincerely,

THE CAVANAGH LAW FIRM, P.A.

By:

G-1

EXHIBIT H

[FORM OF DELAWARE COUNSEL OPINION]

[Letterhead of Richards, Layton & Finger, P.A.]

October [   ], 2009

To Each of the Persons Listed

on Schedule A Attached Hereto

Re:        Queens Mall Expansion Limited Partnership

Ladies and Gentlemen:

We have acted as special Delaware counsel for Queens Mall Expansion Limited Partnership, a Delaware limited partnership (the “Partnership”), in connection with the matters set forth herein.  At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

a)              The Certificate of Limited Partnership of the Partnership, dated as of July 29, 2009 (the “LP Certificate”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on July 29, 2009;

b)             The Limited Partnership Agreement of the Partnership, dated as of July 29, 2009, entered into by Queens Expansion GP LLC (“GP LLC”), as the general partner, and by The Macerich Partnership, L.P. (“MPLP”), as the limited partner;

c)              The Amended and Restated Limited Partnership Agreement of the Partnership, dated as of July 30, 2009, entered into by GP LLC, as the general partner, and by MPLP, as the Class A Limited Partner (as defined therein), and by NY Queens Center REC Limited (“OTPP Sub”), as the Class B Limited Partner (as defined therein);

d)             The Second Amended and Restated Limited Partnership Agreement of the Partnership, dated effective as of July 30, 2009, excluding Exhibit F thereto (the “LP Agreement”), to be entered into by GP LLC, as the general partner (the “General Partner”), MPLP, as the Class A Limited Partner (as defined therein), and OTPP Sub, as the Class B Limited Partner (as defined therein and together with the Class A Limited Partner, the “Limited Partners”); and

e)              A Certificate of Good Standing for the Partnership, dated October [  ], 2009, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the LP Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above.  In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into any document reviewed by us.  We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.  We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the originals of those documents.

For purposes of this opinion, we have assumed (i) that the LP Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of partners to, and the creation, operation, management and termination of, the Partnership, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation and the legal capacity of natural persons who are signatories to the documents examined by us, (iii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iv) the due authorization, execution and delivery by all parties thereto of all documents examined by us, and (v) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time.  We have not participated in the preparation of any offering material relating to the Partnership and assume no responsibility for the contents of any such material.

This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws (including federal bankruptcy law) and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.  In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.               The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the laws of the State of Delaware.

2.               The LP Agreement, including Section 1.2 thereof, constitutes a legal, valid and binding agreement of the General Partner and the Limited Partners, and is enforceable against the General Partner and the Limited Partners, in accordance with its terms.

3.               The provisions of the LP Agreement, including Section 1.2 thereof, do not violate the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101, et seq. (the “LP Act”).

The opinions expressed in paragraphs 2 and 3 above are subject to (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the law of fraudulent transfer and conveyance, (iv) public policy, (v) applicable law relating to fiduciary duties, and (vi) judicial imposition of an implied covenant of good faith and fair dealing.

In rendering the opinions expressed in paragraphs 2 and 3 above, we express no opinion (i) with respect to provisions of a document reviewed by us to the extent that such provisions apply to or purport to bind a Person that is not a party to such document, (ii) with respect to transfer restrictions in a document reviewed by us to the extent that a transfer occurs by operation of law, (iii) concerning the right or power of a partner of the Partnership to apply to or petition a court to decree a dissolution of the Partnership pursuant to Section 17-802 of the LP Act, (iv) with respect to the order of distributions set forth in Sections 16.2 and 21.1 of the LP Agreement to the extent it is inconsistent with Section 17-804 of the LP Act, and (v) with respect to Section 7.4.2(xxiv) of the LP Agreement or subparagraph (y) of Exhibit D of the LP Agreement.  In rendering the opinions expressed in paragraphs 2 and 3 above, we note that distributions by the Partnership are subject to Sections 17-607 and 17-804 of the LP Act.

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein.  In connection with the foregoing, we hereby consent to your relying as to matters of Delaware law upon this opinion.  Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

JGL/CMM

Schedule A

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

O’Melveny & Myers LLP
610 Newport Center Drive, 17th Floor
Newport Beach, California 92660